SEC 873 (03/2003) Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

OMB APPROVAL
OMB Number: 3235-0060
Expires: October 31, 2005
Estimated average burden hours per response...2.58

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2004

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Addressof Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report).

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number

	3.3	Certificate of Amendment of Restated Certificate of Incorporation of Advance Auto Parts, Inc. (“Advance Auto Parts”)
	10.19	Form of Indemnification Agreement between Advance Auto Parts and each of its directors

Item 5.	Other Events and Regulation FD Disclosure.

                          On May 19, 2004, Advance Auto Parts amended its Restated Certificate of Incorporation to increase the number of shares of common stock authorized from 100,000,000 to 200,000,000 shares. A copy of Advance Auto Parts’ Certificate of Amendment of Restated Certificate of Incorporation is attached as Exhibit 3.3 to this Current Report on Form 8-K.

                          In addition, Advance Auto Parts’ board of directors has approved a form of indemnification agreement to be entered into, from time to time, with Advance Auto Parts’ directors. A form of the indemnification agreement is attached as Exhibit 10.19 to this Current Report on Form 8-K.

SIGNATURES

                          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date May 19, 2004
/s/ Eric M. Margolin
(Signature)*
Eric M. Margolin Senior Vice President, General Counsel and Secretary

* Print name and title of the signing officer under his signature.

EXHIBIT INDEX
Exhibit
Number	Exhibit Description
3.3	Certificate of Amendment of Restated Certificate of Incorporation of Advance Auto Parts
10.19	Form of Indemnification Agreement between Advance Auto Parts and each of its directors